SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549
                         ______________________

                                 FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):    May 14, 1997




                            HOWELL CORPORATION
          (Exact name of registrant as specified in its charter)




        Delaware              1-8704                74-1223027
     (State or other       (Commission           (IRS Employer
     jurisdiction          File Number)          Identification No.)
     of incorporation)





             1111 Fannin, Suite 1500
                  Houston, Texas                                   77002
       (Address of principal executive offices)                  (Zip code)



     Registrant's telephone number, including area code:  (713) 658-4000

Item 5.   Other Events.


     Paul N. Howell, who founded Howell Corporation in 1955 and served as its Chief Executive Officer and President, announced his retirement from those positions effective May 14, 1997. Mr. Howell will remain a member of the Corporation's Board of Directors. In conjunction with Mr. Howell's retirement, Ronald E. Hall, Chairman of the Corporation's Board of Directors, resigned the Chairmanship, but also will remain a member of the Board of Directors.

     On May 14, 1997, the Board of Directors of the Corporation elected Donald
W. Clayton to serve as Chairman and Chief Executive Officer of the Corporation and Richard K. Hebert to serve as President and Chief Operating Officer of the Corporation. Messrs. Clayton and Hebert are co-founders of Voyager Energy Corp., a privately-held exploration and production company based in Houston, Texas. Mr. Clayton previously served as President and a Director of Burlington Resources, President and Chief Executive Officer of Meridian Oil, and a senior executive with The Superior Oil Company. Mr. Hebert, who currently serves as a director of the Corporation, was formerly Executive Vice President and Chief Operating Officer of Meridian Oil. Also joining the Corporation as its Vice President - Corporate Planning and Development is John W. Brewster.
Mr. Brewster has over two decades of management experience with Santa Fe Minerals, Odyssey Energy and Trafalgar House Oil and Gas, where he served as President and Chief Executive Officer.

     In order to assist the new management team, Mr. Howell has agreed at the request of the Board of Directors to consult with the Corporation during a transition period to be determined by the Board. During the transition period, Mr. Howell will provide advice and assistance as requested by the Corporation and will be paid a consulting fee of $5,000 per month.

     Messrs Clayton, Hebert and Brewster will receive annual salaries of $200,000, $200,000 and $115,000, respectively, and will participate in other benefits made available to employees of the Corporation generally. Each of such individuals entered into an indemnity agreement with the Corporation in the form currently used by the Corporation for its officers and directors. The indemnity agreement provides, among other things, that the Corporation shall indemnify an officer or director when he is a party or threatened to be a party to an action, suit or proceeding by reason of the fact that he is or was a director or officer of the Corporation. The Corporation shall indemnify such director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding. In no event, however, shall indemnification be made if the officer or director is adjudged liable to the Company.

     In connection with the engagement of Messrs. Clayton and Hebert, the Board of Directors adopted the Howell Corporation 1997 Nonqualified Stock Option Plan (the "1997 Plan"), a new stock option plan for employees and directors, and approved one-time grants of an aggregate of 538,800 shares of the Corporation's common stock under the 1997 Plan to Messrs. Clayton, Hebert and Brewster and to Robert T. Moffett, the Corporation's Vice President, General Counsel and Secretary. The purposes of the 1997 Plan is to encourage ownership of the common stock by the employees and directors of the Corporation, to provide increased incentive for such employees and directors to render services to, and to exert maximum effort for the business success of, the Corporation, and to strengthen the identification of employees and directors with the stockholders of the Corporation. Options with respect to all shares of common stock reserved for issuance under the 1997 Plan have been issued, and options which are forfeited or otherwise not exercised cease to be available for grants of additional options under the 1997 Plan. Accordingly, no additional grants of options are expected under the 1997 Plan.

     Messrs. Clayton, Hebert, Brewster and Moffett were granted nonqualified options to purchase 265,000, 255,000, 13,800 and 5,000 shares of the Corporation's common stock, respectively. The options have a ten year term, and shares of common stock become purchasable thereunder at the rate of 25% per year commencing on the first anniversary of the date of the grants. These options have an exercise price of $13.125 per share, which was the closing price per share of the shares of the Corporation's common stock on the New York Stock Exchange on May 13, 1997. The options become fully exercisable on the occurrence of a change of control, as defined in the 1997 Plan. Upon termination of employment, the optionee may exercise the vested portion of his unexercised options for the shorter of six months or the stated expiration date of the option, although the 1997 Plan gives the Board of Directors discretion to extend the six month period (but not longer than the stated term of the option). To the extent not vested, the options expire upon termination of employment, although the 1997 Plan gives the Board of Directors the discretion to accelerate the exercisability of such options. The options are not transferable by the optionees and during their lifetimes are exercisable only by the optionees.

     In addition, on May 14, 1997 the Stock Option Committee of the Board of Directors approved the one-time grant of nonqualified options to purchase an aggregate of 105,500 shares of common stock under the Corporation's 1988 Stock Option Plan (the "1988 Plan") to all remaining employees working in the Corporation's oil and gas operations. The options granted pursuant to the 1988 Plan have ten year terms, become exercisable at the rate of 25% per year commencing on the first anniversary date of the grants, have an exercise price of $13.125 per share and otherwise were made on substantially the same terms as the grants of the options under the 1997 Plan. The purpose of these grants was to retain the Corporation's employees, to motivate them to exert maximum effort for the future success of the Corporation and to more closely align the interests of the Corporation's employees with the interest of the Corporation's stockholders. Finally, in recognition of Mr. Howell's service to the Corporation since 1955, on May 14, 1997 the Stock Option Committee waived the six month expiration period with respect to all of his nonqualified options (120,830 shares) to purchase common stock previously granted to Mr. Howell under the 1988 Plan, and accelerated the vesting of the unvested portion of such options (aggregating 35,125 shares) so that all of such options are now exercisable.

     Also on May 14, 1997, the Corporation entered into a letter of intent to acquire Voyager Energy Corp., the company founded by Messrs. Clayton and Hebert, in a tax-free reorganization for approximately 340,000 shares of common stock of the Corporation. The securities to be issued by the Corporation in the merger would represent in the aggregate approximately 7% of the Corporation's common stock currently outstanding, and the Corporation would assume approximately
$1.3 million in Voyager indebtedness as a result of the merger. Consummation of the transaction is subject to the execution of a mutually satisfactory definitive agreement, as well as the approval of the Board of Directors (including the Audit Committee thereof) of the Corporation and the Corporation's stockholders.




Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          The following is filed as an exhibit to this Current Report on Form
          8-K.

Exhibit
Number              Description

    10.1            Howell Corporation 1997 Nonqualified Stock
                    Option Plan.

    10.2            Form of option for use under Howell
                    Corporation 1997 Nonqualified Stock Option Plan.

    10.3 Form of indemnity agreement entered into between the Corporation and each of Messrs. Clayton, Hebert and Brewster.

    99.1 Letter of intent dated May 14, 1997 by and between Howell Corporation and Voyager Energy Corp.

                                S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HOWELL CORPORATION



Date: May 19, 1997                      By:    /s/ ROBERT T. MOFFETT
                                           _________________________
                                        Robert T. Moffett
                                        Vice President, General Counsel
                                        and Secretary

                          EXHIBIT INDEX

Exhibit
Number              Description

    10.1            Howell Corporation 1997 Nonqualified Stock
                    Option Plan.

    10.2            Form of option for use under Howell
                    Corporation 1997 Nonqualified Stock Option Plan.

    10.3 Form of indemnity agreement entered into between the Corporation and each of Messrs. Clayton, Hebert and Brewster.

    99.1 Letter of intent dated May 14, 1997 by and between Howell Corporation and Voyager Energy Corp.